Exhibit 8.1

The following table sets forth a list of our wholly owned subsidiaries.

Name of Subsidiary	Jurisdiction of Incorporation
Empower Healthcare Corporation (previously S.M.A.A.R.T Holdings Inc.)	British Columbia, Canada
S.M.A.A.R.T. Holdings Inc.	Oregon, USA
Empower Healthcare Corporation	Oregon, USA
SMAART Inc.	Oregon, USA
The Hemp & Cannabis Company	Oregon, USA
THCF Access Points, Inc.	Oregon, USA
The Hemp & Cannabis Company	Washington, USA
THCF Access Points, Inc.	Washington, USA
CanMed Solutions Inc.	Oregon, USA
Kai Medical Laboratory LLC	Dallas, Texas
11000900 Canada Inc.	Ontario, Canada
Lawrence Park Health and Wellness Clinic Inc.	Ontario, Canada
Sun Valley Certification Clinics Holdings, LLC	Arizona, USA
Sun Valley Alternative Health Centers, LLC	Arizona, USA
Sun Valley Alternative Health Centers West, LLC	Arizona, USA
Sun Valley Alternative Health Centers NV, LLC	Nevada, USA
Sun Valley Alternative Health Centers Tucson, LLC	Arizona, USA
Sun Valley Alternative Health Centers Mesa, LLC	Arizona, USA
Sun Valley Certification Clinics Franchising, LLC	Arizona, USA